Exhibit 3.4D
CLEAN HARBORS, INC.
By-Laws
(Amended and Restated as of December 17, 2014)
ARTICLE I
Shareholders
Section 1.    Annual Meeting. The corporation shall each year hold an annual meeting of shareholders on such date and at a time as shall be fixed by the Directors within six (6) months after the end of the corporation’s fiscal year. The purposes for which the annual meeting is to be held, in addition to those prescribed by the Articles of Organization, shall be for electing directors and for such other purposes as shall be properly brought before the meeting and specified in the notice for the meeting in accordance with Section 4 of this Article, and only business within such purposes may be conducted at the meeting. In the event an annual meeting is not held at the time fixed in accordance with these By-Laws or the time for an annual meeting is not fixed in accordance with these By-Laws to be held within 13 months after the last annual meeting was held, the corporation may designate a special meeting held thereafter as a special meeting in lieu of the annual meeting, and the meeting shall have all of the effect of an annual meeting.
Section 2.    Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, the President or by the Directors, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by another officer, if the holders of at least twenty-five percent (25%), or such lesser percentage as the Articles of Organization permit (such percentage, the “Special Meeting Required Percentage”), of all the votes entitled to be cast on any issue to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose for which it is to be held and accompanied by the information required by Article I, Section 4 or Article II, Section 2 of these By-Laws, as applicable, as to any business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the shareholder(s) requesting the special meeting; provided, however, that in the event a shareholder engages in the solicitation of other shareholders in order to achieve the Special Meeting Required Percentage in order to demand a special meeting, such shareholder shall deliver to the Secretary concurrently with the commencement of such solicitation a written statement containing the information required by Article I, Section 4 or Article II, Section 2 of these By-Laws, as applicable, as to any business anticipated to be proposed to be conducted and any nominations anticipated to be proposed to be presented at such special meeting and as to such shareholder. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting and shall be limited to the matters described in the special meeting request; provided, however, that nothing in these By-Laws shall prohibit the Board of Directors from submitting matters to the shareholders at any special meeting requested by shareholders.
Section 3.    Place of Meetings; Adjournment. Meetings of the shareholders may be held at the principal office of the corporation in the Commonwealth of Massachusetts, or at such places within or without the Commonwealth of Massachusetts as may be specified in the notices of such meetings; provided, that, when any meeting is convened, the Chairman of the Board or other presiding officer may adjourn the meeting for a period of time not to exceed 30 days if (a) no quorum is present for the transaction of business or (b) the Chairman of the Board or other presiding officer determines that adjournment is necessary or appropriate to enable the shareholders (i) to consider fully information which such officer determines has not been made sufficiently or timely available to shareholders or (ii) otherwise to exercise effectively their voting rights. In such event, the Chairman of the Board or other presiding officer shall announce the adjournment and date, time and place of reconvening.
Section 4.    Notice of Business.
(a)    At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board or other presiding officer or properly brought before the meeting by any shareholder of the corporation who is a shareholder of record at the time of giving of the notice provided for in this Section, who shall continue to be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section. For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation in the case of an annual meeting not less than 150 days prior to the anniversary of the date on which such meeting was held in the prior year, or in the case of any other meeting or if the annual meeting is called for a date not within 30 days before or after such anniversary date, no later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure of such date was made, whichever is earlier. In no event shall any adjournment of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice.
(b)    A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the names and addresses, as they appear on the corporation’s books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (iii) the class and number of shares of the corporation which are beneficially owned (directly or indirectly) by the shareholder and any other shareholders known by such shareholder to be supporting such proposal as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iv) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring before the meeting the business specified in the notice, (v) a description of any derivative positions held or beneficially held (directly or indirectly) by the shareholder and any other person or persons known by such shareholder to be supporting such proposal, including whether and to the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made by or on behalf of, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power or pecuniary or economic interest of, such shareholder or shareholders with respect to stock of the corporation (any of the foregoing, a “Derivative Position”), (vi) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder and any other person or persons (including their names and addresses) in connection with the proposal of such business by such shareholder or pursuant to which such shareholder has a right to vote any stock of the corporation, (vii) a description of any proportionate interest in stock of the corporation or Derivative Positions with respect to the corporation held, directly or indirectly, by a general or limited partnership or limited liability company in which such shareholder is a general partner or manager or, directly or indirectly, beneficially owns an interest in such general partner or manager, and (viii) any material interest of the shareholder in such business.
(c)    Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Section 4. The Chairman of the meeting or other presiding officer shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of these By-Laws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 4, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this Section, and shall furnish in any notice to the corporation pursuant to this Section all other information with respect to any such item of business which would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange

Commission if such shareholder were a participant in a solicitation subject to Regulation 14A under the Exchange Act (the "Proxy Rules").
Section 5.    Requirement of Notice. A written notice of the date, time, and place of each annual and special shareholders’ meeting describing the purposes of the meeting shall be given to shareholders entitled to vote at the meeting and, to the extent required by law or the Articles of Organization, to shareholders not entitled to vote at the meeting, no fewer than seven nor more than 60 days before the meeting date. If an annual or special meeting of shareholders is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place, if any, is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting shall be given under this Section to persons who are shareholders as of the new record date. All notices to shareholders shall conform to the requirements of Article III.
Section 6.    Waiver of Notice. A shareholder may waive any notice required by law, the Articles of Organization, or these By-Laws before or after the date and time stated in the notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion with the records of the meeting. A shareholder’s attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
Section 7.    Quorum.
(a)    Unless otherwise provided by law, or in the Articles of Organization, these By-Laws or a resolution of the Directors requiring satisfaction of a greater quorum requirement for any voting group, a majority of the votes entitled to be cast on the matter by a voting group constitutes a quorum of that voting group for action on that matter. As used in these By-Laws, a voting group includes all shares of one or more classes or series that, under the Articles of Organization or the Massachusetts Business Corporation Act, as in effect from time to time (the “MBCA”), are entitled to vote and to be counted together collectively on a matter at a meeting of shareholders.
(b)    A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that they are to be deemed present, or (ii) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.
Section 8.    Voting and Proxies. Unless the Articles of Organization provide otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders’ meeting. A shareholder may vote his or her shares in person or may appoint a proxy to vote or otherwise act for him or her by signing an appointment form, either personally or by his or her attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. Unless otherwise provided in the appointment form, an appointment is valid for a period of eleven (11) months from the date the shareholder signed the form or, if it is undated, from the date of its receipt by the officer or agent. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, as defined in the MBCA. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy shall not affect the right of the corporation to accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he or she did not know of its existence when he or she acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates. Subject to the provisions of Section 7.24 of the MBCA and to any express limitation on the proxy’s authority appearing on the face of the appointment form, the corporation is entitled to accept the proxy’s vote or other action as that of the shareholder making the appointment.
Section 9.    Action at Meeting. If a quorum of a voting group exists, favorable action on a matter, other than the election of Directors, is taken by a voting group (a) if it is approved by the affirmative vote of a majority of the shares outstanding and entitled to vote on the matter or (b) in the case of any matter that has been approved by vote of the Board of Directors taken at a meeting held prior to such meeting of shareholders, if the votes cast within the group favoring the action exceed the votes cast opposing the action, unless, in the case of either (a) or (b), a greater number of affirmative votes is required by law, or in the Articles of Organization, these By-Laws or a resolution of the Board of Directors requiring receipt of a greater affirmative vote of the shareholders, including more separate voting groups. Election of Directors shall be conducted in accordance with Article II, Section 3 of these By-Laws. No ballot shall be required for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

Section 10.    Action without Meeting by Written Consent.
(a)    Action which may be taken at a shareholders’ meeting may be taken without a meeting if the action is taken either: (i) by all shareholders entitled to vote on the action; or (ii) to the extent permitted by the Articles of Organization, by shareholders having not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. The action shall be evidenced by one or more written consents that describe the action taken, are signed by shareholders having the requisite votes, bear the date of the signatures of such shareholders, and are delivered to the corporation (and not revoked) for inclusion with the records of meetings within 60 days of the earliest dated consent delivered to the corporation as required by this Section. A consent signed under this Section (and not revoked) has the effect of a vote at a meeting.
(b)    If action is to be taken pursuant to the consent of voting shareholders without a meeting, the corporation, at least seven days before the action pursuant to the consent is taken, shall give notice, which complies in form with the requirements of Article III, of the action (i) to nonvoting shareholders in any case where such notice would be required by law if the action were to be taken pursuant to a vote by voting shareholders at a meeting, and (ii) if the action is to be taken pursuant to the consent of less than all the shareholders entitled to vote on the matter, to all shareholders entitled to vote who did not consent to the action. The notice shall contain, or be accompanied by, the same material that would have been required by law to be sent to shareholders in or with the notice of a meeting at which the action would have been submitted to the shareholders for approval.
(c)    In the event of the delivery, in the manner provided by this Section 10 and applicable law, to the corporation of the requisite written consent or consents to take action and any related revocation or revocations, the corporation shall engage independent inspectors of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the corporation that the consents delivered to the corporation in accordance with this Section 10 represent not less than the minimum number of votes necessary to take the action at a meeting at which all shareholders entitled to vote on the action are present and voting. If after such review the independent inspectors shall determine that the written consent or consents are valid and that the action specified therein has been validly authorized, that fact shall be certified in the records of the meetings of shareholders, and the written consent or consents shall be filed with such records. Nothing contained in this Section 10 shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action with respect thereto.

(d)    Every written consent shall bear the date of signature of each shareholder who signs the consent, and no written consent shall be effective to take the action set forth therein unless, within sixty (60) days of the earliest dated consent delivered in accordance with this Section 10, a written consent or consents signed by shareholders having the requisite votes to take such action are delivered to the Secretary (and not revoked) in the manner prescribed in this Section 10. The action by written consent will take effect as of the date and time of the certification of the written consents by the independent inspectors in accordance with Section 10(c) of this Article I, unless otherwise provided by law.
Section 11.    Record Date. The Directors may fix the record date in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. If a record date for a specific action is not fixed by the Board of Directors, and is not supplied by law, the record date shall be the close of business either on the day before the first notice is sent to shareholders, or, if no notice is sent, on the day before the meeting or, in the case of action without a meeting by written consent, the date the first shareholder signs the consent. A record date fixed under this Section may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
Section 12.    Meetings by Remote Communications. Unless otherwise provided in the Articles of Organization, if authorized by the Directors: subject to such guidelines and procedures as the Board of Directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communications: (a) participate in a meeting of shareholders; and (b) be deemed present in person and vote at a meeting of shareholders, provided that: (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder; (ii) the corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 13.    Form of Shareholder Action.
(a)    Any vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder shall be considered given in writing, dated and signed, if, in lieu of any other means permitted by law, it consists of an electronic transmission that sets forth or is delivered with information from which the corporation can determine (i) that the electronic transmission was transmitted by the shareholder, proxy or agent or by a person authorized to act for the shareholder, proxy or agent, and (ii) the date on which such shareholder, proxy, agent or authorized person transmitted the electronic transmission. The date on which the electronic transmission is transmitted shall be considered to be the date on which it was signed. The electronic transmission shall be considered received by the corporation if it has been sent to any address specified by the corporation for the purpose or, if no address has been specified, to the principal office of the corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of shareholders.
(b)    Any copy, facsimile or other reliable reproduction of a vote, consent, waiver, proxy appointment or other action by a shareholder or by the proxy or other agent of any shareholder may be substituted or used in lieu of the original writing for any purpose for which the original writing could be used, but the copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
Section 14.    Shareholders List for Meeting.
(a)    After fixing a record date for a shareholders’ meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder, but need not include an electronic mail address or other electronic contact information for any shareholder.
(b)    The shareholders list shall be available for inspection by any shareholder, beginning two business days after notice is given of the meeting for which the list was prepared and continuing through the meeting: (i) at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. If the meeting is to be held solely by means of remote communication, the list shall be made available on an electronic network.
(c)    A shareholder, his or her agent, or attorney is entitled on written demand to inspect and, subject to the requirements of Section 2 of Article VI of these By-Laws, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection.
(d)    The corporation shall make the shareholders list available at the meeting, and any shareholder or his or her agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.
ARTICLE II
Directors
Section 1.    Powers. All corporate power shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.
Section 2.    Nomination; Eligibility to Serve.
(a)    Except as otherwise provided in Section 4 of this Article concerning the filling of vacancies on the Board of Directors, only persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the corporation at a meeting of shareholders may be made (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall continue to be entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of such meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the seventh day following the day on which notice of the date of the meeting was mailed or public disclosure of such date was made, whichever is earlier. In no event shall any adjournment of an annual or special meeting or the public disclosure thereof commence a new time period for the giving of a shareholder’s notice.
(b)    Any shareholder’s notice given under this Section 2 shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of the corporation which are beneficially owned (directly or indirectly) by such person as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (4) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and (ii) as to the shareholder giving the notice, (1) the names and addresses, as they appear on the corporation’s books, of such shareholder and any other shareholders known by such shareholder to be supporting the election of the proposed nominee(s), (2) the class and number of shares of the corporation which are beneficially owned (directly or indirectly) by such shareholder and any other shareholders known by such shareholder to be supporting the election of the proposed nominee(s), as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (3) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominee(s) specified in the notice, (4) a description of any Derivative Positions held or beneficially held (directly or indirectly) by the shareholder and any other person or persons known by such shareholder to be supporting such nomination, (5) a description of any proxy, contract, arrangement, understanding or relationship between such shareholder and any other person or persons (including their names and addresses) in connection with the nomination(s) to be made by such shareholder or pursuant to which such shareholder has a right to vote any stock of the corporation, and (6) a description of any proportionate interest in stock of the corporation or Derivative Positions with respect to the corporation held, directly or indirectly, by a general or limited partnership or limited liability company in which such shareholder is a general partner or manager or, directly or indirectly, beneficially owns an interest in such general partner or manager. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a shareholder’s notice of nomination which pertains to the nominee.
(c)    The Chairman of the meeting or other presiding officer shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section, and shall furnish in any notice to the corporation pursuant to this Section all other information regarding such shareholder which would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules.

Section 3.    Number and Election.
(d)    The Board of Directors shall consist of not less than the minimum number of individuals permitted by law and shall be divided into three classes, such classes to be as nearly equal in number as possible. At each annual meeting, the successors to the class of Directors whose term expires at that meeting shall be elected. Subject to the foregoing requirements and applicable law, the Board of Directors may, from time to time, fix the number of Directors and their respective classifications, provided that any such action does not operate to remove a director elected by the shareholders or the Directors other than in the manner specified in the Articles of Organization or these By-Laws.
(e)    Except as set forth in Section 4 of this Article II, and, subject to the rights of the holders of any series of preferred stock to elect Directors under specified circumstances, a nominee for Director shall be elected to the Board of Directors by a majority of the votes cast at any meeting for the election of Directors at which a quorum is present. For purposes of this Section 3, a “majority of votes cast” shall mean that the number of shares voted “for” a Director’s election exceeds 50% of the number of votes cast with respect to that Director’s election. Votes cast shall include direction to withhold authority in each case and exclude abstentions and “broker non-votes” with respect to that Director’s election. Notwithstanding the foregoing, in the event of a “contested election” of Directors, Directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of Directors at which a quorum is present. For purposes of this Section 3, a “contested election” shall mean any election of Directors in which the number of candidates for election as Directors exceeds the number of Directors to be elected, with the determination thereof being made by the Secretary of the corporation as of the close of the applicable notice of nomination period set forth in Section 2 of this Article II or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with said Section 2; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the corporation mails its initial proxy statement in connection with such election of Directors, one or more notices of nomination are withdrawn such that the number of candidates for election as Director no longer exceeds the number of Directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, Directors shall be elected by the vote of a plurality of the votes cast.
(f)    If a nominee for Director who is an incumbent Director is not elected and no successor has been elected at such meeting, the Director shall promptly tender a written notice of his or her resignation (without specifying the effective date thereof) to the Board of Directors. The Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider the potential impact of such resignation on the corporation’s ability to comply with applicable legal and listing standards and any other factors or information that it considers appropriate and relevant. The Director who tenders his or her resignation shall not participate in the recommendation of the Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent Director’s resignation is not accepted by the Board of Directors, such Director shall continue to serve until the next annual meeting of shareholders and until his or her successor is duly elected, or his or her earlier resignation or removal. If a Director’s resignation is accepted by the Board of Directors pursuant to this Section 3, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 4 of this Article II or may decrease the size of the Board of Directors pursuant to the provisions of Section 5 of this Article II.
Section 4.    Vacancies. Vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a Director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new Director may not take office until the vacancy occurs.
Section 5.    Change in Size of the Board of Directors. The number of Directors may be fixed or changed from time to time by the Board of Directors.
Section 6.    Tenure. The term of each class of Directors shall expire at the annual shareholders’ meeting held in the third year following the year of the election of such class. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director. Any Director elected to fill a vacancy shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or the new Directorship was created. Despite the expiration of a Director’s term, he or she shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of Directors eliminating the number of Directors whose terms have expired.
Section 7.    Resignation. A Director may resign at any time by delivering written notice of resignation to the Board of Directors, its chairman, or to the corporation. A resignation shall become effective when and as specified in the notice or, in the absence of such specification, upon its acceptance by the Board of Directors.
Section 8.    Removal. The removal of any Director or Directors or the entire Board of Directors may be effected only for cause by the affirmative vote of a majority of (a) the directors then in office or (b) the shares outstanding and entitled to vote in the election of Directors. “Cause” shall mean only (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an action involving moral turpitude, or (v) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the corporation. A Director may be removed by the shareholders or the Directors only at a meeting called for the purpose of removing him or her, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director.
Section 9.    Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as shall from time to time be fixed by the Board of Directors without notice of the date, time, place or purpose of the meeting.
Section 10.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President, by the Secretary, by any two Directors, or by one Director in the event that there is only one Director.
Section 11.    Notice. Special meetings of the Board must be preceded by at least two days’ notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting. All notices to Directors shall conform to the requirements of Article III.
Section 12.    Waiver of Notice. A Director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the Director entitled to the notice, or in the form of an electronic transmission by the Director to the corporation, and filed with the minutes or corporate records. A Director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the Director at the beginning of the meeting, or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 13.    Quorum. A quorum of the Board of Directors consists of a majority of the Directors then in office, provided always that any number of Directors (whether one or more and whether or not constituting a quorum) constituting a majority of Directors present at any meeting or at any adjourned meeting may make any reasonable adjournment thereof.
Section 14.    Action at Meeting. If a quorum is present when a vote is taken, the affirmative vote of a majority of Directors present is the act of the Directors and the Board of

Directors. A Director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is considered to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or transacting business at the meeting; (b) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.
Section 15.    Action Without Meeting. Any action required or permitted to be taken by the Directors may be taken without a meeting if the action is taken by the unanimous consent of the members of the Board of Directors. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each Director, or delivered to the corporation by electronic transmission, to the address specified by the corporation for the purpose or, if no address has been specified, to the principal office of the corporation, addressed to the Secretary or other officer or agent having custody of the records of proceedings of Directors, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section is effective when the last Director signs or delivers the consent, unless the consent specifies a different effective date. A consent signed or delivered under this Section has the effect of a meeting vote and may be described as such in any document.
Section 16.    Telephone Conference Meetings. The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is considered to be present in person at the meeting.
Section 17.    Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by a majority of all the Directors in office when the action is taken. Article III and Sections 11 through 16 of this Article shall apply to committees and their members. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors. A committee may not, however: (a) authorize distributions; (b) approve or propose to shareholders action that the MBCA requires be approved by shareholders; (c) change the number of the Board of Directors, remove Directors from office or fill vacancies on the Board of Directors; (d) amend the Articles of Organization; (e) adopt, amend or repeal By-Laws; or (f) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a Director with the standards of conduct described in Section 19 of this Article.
Section 18.    Compensation. The Board of Directors may fix the compensation of Directors.
Section 19.    Standard of Conduct for Directors.
(a)    A Director shall discharge his or her duties as a Director, including his or her duties as a member of a committee: (i) in good faith; (ii) with the care that a person in a like position would reasonably believe appropriate under similar circumstances; and (iii) in a manner the Director reasonably believes to be in the best interests of the corporation. In determining what the Director reasonably believes to be in the best interests of the corporation, a Director may consider the interests of the corporation’s employees, suppliers, creditors and customers, the economy of the state, the region and the nation, community and societal considerations, and the long-term and short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.
(b)    In discharging his or her duties, a Director who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (i) one or more officers or employees of the corporation whom the Director reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; (ii) legal counsel, public accountants, or other persons retained by the corporation, as to matters involving skills or expertise the Director reasonably believes are matters (1) within the particular person’s professional or expert competence or (2) as to which the particular person merits confidence; or (iii) a committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.
(c)    A Director is not liable for any action taken as a Director, or any failure to take any action, if he or she performed the duties of his or her office in compliance with this Section.
Section 20.    Conflict of Interest.
(a)    A conflict of interest transaction is a transaction with the corporation in which a Director of the corporation has a material direct or indirect interest. A conflict of interest transaction is not voidable by the corporation solely because of the Director’s interest in the transaction if any one of the following is true:

(i)the material facts of the transaction and the Director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction;
(ii)    the material facts of the transaction and the Director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or
(iii)    the transaction was fair to the corporation.
(b)    For purposes of this Section, and without limiting the interests that may create conflict of interest transactions, a Director of the corporation has an indirect interest in a transaction if: (i) another entity in which he or she has a material financial interest or in which he or she is a general partner is a party to the transaction; or (ii) another entity of which he or she is a director, officer, or trustee or in which he or she holds another position is a party to the transaction and the transaction is or should be considered by the Board of Directors of the corporation.
(c)    For purposes of clause (i) of subsection (a), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this Section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purpose of taking action under this Section 20. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under clause (i) of subsection (a) if the transaction is otherwise authorized, approved, or ratified as provided in that subsection.
(d)    For purposes of clause (ii) of subsection (a), a conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this subsection. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in clause (i) of subsection (b), may not be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under clause (ii) of subsection (a). The vote of those shares, however, is counted in determining whether the transaction is approved under other Sections of these By-Laws. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this subsection constitutes a quorum for the purpose of taking action under this Section.
ARTICLE III
Manner of Notice
All notices by or on behalf of the corporation under these By-Laws shall conform to the following requirements:
(d)    Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice by electronic transmission is written notice.
(e)    Notice may be communicated in person; by telephone, voice mail, telegraph, teletype, or other electronic means; by mail; by electronic transmission; or by messenger or delivery service. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication.
(f)    Written notice, other than notice by electronic transmission, if in a comprehensible form, is effective upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders.
(g)    Written notice by electronic transmission, if in comprehensible form, is effective: (i) if by facsimile telecommunication, when directed to a number furnished by the shareholder for the purpose; (ii) if by electronic mail, when directed to an electronic mail address furnished by the shareholder for the purpose; (iii) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, directed to an electronic mail address furnished by the shareholder or Director for the purpose, upon the later of (1) such posting and (2) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the shareholder or Director in such manner as the shareholder shall have specified to the corporation. An affidavit of the Secretary or an Assistant Secretary of the corporation, the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
(h)    Except as provided in subsection (c), written notice, other than notice by electronic transmission, if in a comprehensible form, is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed; (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested; or if sent by messenger or delivery service, on the date shown on the return receipt signed by or on behalf of the addressee; or (iv) on the date of publication if notice by publication is permitted.
(i)    Oral notice is effective when communicated if communicated in a comprehensible manner.
ARTICLE IV
Officers
Section 1.    Enumeration. The corporation shall have a Chairman of the Board of Directors, a President, a Treasurer, a Secretary and such other officers, including one or more Vice Presidents, Assistant Treasurers and Assistant Secretaries, as may be appointed by the Board of Directors from time to time in accordance with these By-Laws. The Board may appoint one of its members to the office of Chairman of the Board and from time to time define the powers and duties of that office notwithstanding any other provisions of these By-Laws.
Section 2.    Appointment. The officers shall be appointed by the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the Board of Directors. Each officer has the authority and shall perform the duties set forth in these By-Laws or, to the extent consistent with these By-Laws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.
Section 3.    Qualification. The same individual may simultaneously hold more than one office in the corporation.
Section 4.    Tenure. Officers shall hold office until the first meeting of the Directors following the next annual meeting of shareholders after their appointment and until their respective successors are duly appointed, unless a shorter or longer term is specified in the vote appointing them. The appointment of an officer shall not itself create contract rights. An officer’s removal shall not affect the officer’s contract rights, if any, with the corporation. No contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 6 of this Article.
Section 5.    Resignation. An officer may resign at any time by delivering notice of the resignation to the corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor shall not take office until the effective date. An officer’s resignation shall not affect the corporation’s contract rights, if any, with the officer.
Section 6.    Removal. The Board of Directors may remove any officer at any time with or without cause.
Section 7.    Chairman of the Board. The Chairman, unless otherwise designated by the Directors, shall be the Chief Executive Officer of the Corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors, he shall preside, when present, at all meetings of shareholders and of the Directors.
Section 8.    President and Vice Presidents. The President, unless otherwise designated by the Directors shall be Chief Operating Officer of the corporation and shall possess the power of, and may perform the duties of, the Chairman in his absence or disability, and shall perform such other duties as may be delegated to him by the Chairman or prescribed from time to time by the Directors. Any Vice President shall have such powers as the Directors may from time to time designate.
Section 9.    Chief Financial Officer and Treasurer. The Board of Directors may designate a Chief Financial Officer of the corporation, who shall be either one of the other officers of the corporation or the Treasurer. If the Board of Directors shall not designate a Chief Financial Officer or the officer so designated shall cease to serve as an officer of the corporation, the Treasurer shall serve as the Chief Financial Officer. Subject to the direction of the Directors, the Chief Financial Officer shall have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of accounts, and the Treasurer shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may otherwise provide. The Chief Financial Officer and the Treasurer shall perform such duties and have such powers additional to the foregoing as the Directors may designate.
Section 10.    Secretary. The Secretary shall have responsibility for preparing minutes of the Directors’ and shareholders’ meetings and for authenticating records of the corporation. The Secretary shall perform such duties and have such powers additional to the foregoing as the Directors shall designate.
Section 11.    Standards Of Conduct For Officers. An officer shall discharge his or her duties: (a) in good faith; (b) with the care that a person in a like position would reasonably exercise under similar circumstances; and (c) in a manner the officer reasonably believes to be in the best interests of the corporation. In discharging his or her duties, an officer, who does not have knowledge that makes reliance unwarranted, is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by: (i) one or more officers or employees of the corporation whom the officer reasonably believes to be reliable and competent with respect to the information, opinions, reports or statements presented; or (ii) legal counsel, public accountants, or other persons retained by the corporation as to matters involving skills or expertise the officer reasonably believes are matters (1) within the particular person’s professional or expert competence or (2) as to which the particular person merits confidence. An officer shall not be liable to the corporation or its shareholders for any decision to take or not to take any action taken, or any failure to take any action, as an officer, if the duties of the officer are performed in compliance with this Section.
ARTICLE V
Capital Stock
Section 1.    Issuance and Consideration. The Board of Directors may issue the number of shares of each class or series authorized by the Articles of Organization. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for shares to be issued is adequate. The Board of Directors shall determine the terms upon which rights, options, or warrants for the purchase of shares or other securities of the corporation are issued and the terms, including the consideration, for which shares or other securities are to be issued.
Section 2.    Share Certificates. If shares are represented by certificates, at a minimum each share certificate shall state on its face: (a) the name of the corporation and that it is organized under the laws of the Commonwealth of Massachusetts; (b) the name of the person to whom issued; and (c) the number and class of shares and the designation of the series, if any, the certificate represents. If different classes of shares or different series within a class are authorized, then the variations in rights, preferences and limitations applicable to each class and series, and the authority of the Board of Directors to determine variations for any future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge. Each share certificate shall be signed, either manually or in facsimile, by the Chairman, the President or a Vice President and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or by any two other officers designated by the Board of Directors, and may bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate shall be nevertheless valid.

Section 3.    Uncertificated Shares. The Board of Directors may authorize the issue of some or all of the shares of any or all of the corporation’s classes or series without certificates. The authorization shall not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required by the MBCA to be on certificates.
Section 4.    Record and Beneficial Owners. The corporation shall be entitled to treat as the shareholder the person in whose name shares are registered in the records of the corporation or, if the Board of Directors has established a procedure by which the beneficial owner of shares that are registered in the name of a nominee will be recognized by the corporation as a shareholder, the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.
Section 5.    Lost or Destroyed Certificates. The Board of Directors of the corporation may, subject to Massachusetts General Laws, Chapter 106, Section 8-405, determine the conditions upon which a new share certificate may be issued in place of any certificate alleged to have been lost, destroyed, or wrongfully taken. The Board of Directors may, in its discretion, require the owner of such share certificate, or his or her legal representative, to give a bond, sufficient in its opinion, with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issue of the new certificate.
ARTICLE VI
Corporate Records
Section 1.    Records to be Kept.
(a)    The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation. The corporation shall maintain appropriate accounting records. The corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each. The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.
(b)    The corporation shall keep within the Commonwealth of Massachusetts a copy of the following records at its principal office or an office of its transfer agent or of its Secretary or Assistant Secretary or of its registered agent:

(i)    its Articles or Restated Articles of Organization and all amendments to them currently in effect;
(ii)    its By-Laws or restated By-Laws and all amendments to them currently in effect;
(iii)    resolutions adopted by its Board of Directors creating one or more classes or series of shares, and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;
(iv)    the minutes of all shareholders’ meetings, and records of all action taken by shareholders without a meeting, for the past three years;
(v)    all written communications to shareholders generally within the past three years, including the financial statements furnished under Section 16.20 of the MBCA for the past three years;
(vi)    a list of the names and business addresses of its current Directors and officers; and
(vii)    its most recent annual report delivered to the Massachusetts Secretary of State.
Section 2.    Inspection of Records by Shareholders.
(c)    A shareholder is entitled to inspect and copy, during regular business hours at the office where they are maintained pursuant to Section 1(b) of this Article, copies of any of the records of the corporation described in said Section if he or she gives the corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy.
(d)    A shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the corporation, any of the following records of the corporation if the shareholder meets the requirements of subsection (c) and gives the corporation written notice of his or her demand at least five business days before the date on which he or she wishes to inspect and copy:
(i)    excerpts from minutes reflecting action taken at any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of

Directors without a meeting, to the extent not subject to inspection under subsection (a) of this Section;
(ii)    accounting records of the corporation, but if the financial statements of the corporation are audited by a certified public accountant, inspection shall be limited to the financial statements and the supporting schedules reasonably necessary to verify any line item on those statements; and
(iii)    the record of shareholders described in Section 1(a) of this Article.
(e)    A shareholder may inspect and copy the records described in subsection (b) only if:
(i)    his or her demand is made in good faith and for a proper purpose;
(ii)    he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect;
(iii)    the records are directly connected with his or her purpose; and
(iv)    the corporation shall not have determined in good faith that disclosure of the records sought would adversely affect the corporation in the conduct of its business or, in the case of a public corporation, constitute material non-public information at the time when the shareholder’s notice of demand to inspect and copy is received by the corporation.
(f)    For purposes of this Section 2, “shareholder” includes a beneficial owner whose shares are held in a voting trust or by a nominee on his or her behalf.
Section 3.    Scope of Inspection Right.
(a)    A shareholder’s agent or attorney has the same inspection and copying rights as the shareholder represented.
(b)    The corporation may, if reasonable, satisfy the right of a shareholder to copy records under Section 2 of this Article by furnishing to the shareholder copies by photocopy or other means chosen by the corporation including copies furnished through an electronic transmission.

(c)    The corporation may impose a reasonable charge, covering the costs of labor, material, transmission and delivery, for copies of any documents provided to the shareholder. The charge may not exceed the estimated cost of production, reproduction, transmission or delivery of the records.
(d)    The corporation may comply at its expense, with a shareholder’s demand to inspect the record of shareholders under Section 2(b)(iii) of this Article by providing the shareholder with a list of shareholders that was compiled no earlier than the date of the shareholder’s demand.
(e)    The corporation may impose reasonable restrictions on the use or distribution of records by the demanding shareholder.
Section 4.    Inspection of Records by Directors. A Director is entitled to inspect and copy the books, records and documents of the corporation at any reasonable time to the extent reasonably related to the performance of the Director’s duties as a Director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the corporation.
ARTICLE VII
Indemnification
Section 1.    Definitions. In this Article the following words shall have the following meanings unless the context requires otherwise:
“corporation”, includes any domestic or foreign predecessor entity of the corporation in a merger.
“Director” or “officer”, an individual who is or was a Director or officer, respectively, of the corporation or who, while a Director or officer of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A Director or officer is considered to be serving an employee benefit plan at the corporation’s request if his or her duties to the corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. “Director” or “officer” includes, unless the context requires otherwise, the estate or personal representative of a Director or officer.
“Disinterested Director”, a Director who, at the time of a vote or selection referred to in Section 4 of this Article, is not (i) a party to the proceeding, or (ii) an individual having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made.
“Expenses”, includes counsel fees.
“Liability”, the obligation to pay a judgment, settlement, penalty, fine including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.
“Party”, an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding.
“Proceeding”, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.
Section 2.    Indemnification of Directors and Officers.
(f)    Except as otherwise provided in this Section, the corporation shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a Director or officer against liability incurred in the proceeding if: (i) (1) he or she conducted himself or herself in good faith; and (2) he or she reasonably believed that his or her conduct was in the best interests of the corporation or that his or her conduct was at least not opposed to the best interests of the corporation; and (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or (ii) he or she engaged in conduct for which he or she shall not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section.
(g)    A Director’s or officer’s conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the corporation.
(h)    The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director or officer did not meet the relevant standard of conduct described in this Section.

(i)    Unless ordered by a court, the corporation may not indemnify a Director or officer under this Section if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b).
Section 3.    Advance for Expenses. The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a Director or officer who is a party to a proceeding because he or she is a Director or officer if he or she delivers to the corporation:
(a)    a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 2 of this Article or that the proceeding involves conduct for which liability has been eliminated under a provision of the Articles of Organization as authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section; and
(b)    his or her written undertaking to repay any funds advanced if he or she is not wholly successful, on the merits or otherwise, in the defense of such proceeding and it is ultimately determined pursuant to Section 4 of this Article or by a court of competent jurisdiction that he or she has not met the relevant standard of conduct described in Section 2 of this Article. Such undertaking must be an unlimited general obligation of the Director or officer but need not be secured and shall be accepted without reference to the financial ability of the Director or officer to make repayment.
Section 4.    Determination of Indemnification. The determination of whether a Director or officer has met the relevant standard of conduct set forth in Section 2 shall be made:
(e)    if there are two or more disinterested Directors, by the Board of Directors by a majority vote of all the disinterested Directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested Directors appointed by such a vote;
(f)    by special legal counsel (i) selected in the manner prescribed in clause (a); or (ii) if there are fewer than two disinterested Directors, selected by the Board of Directors, in which selection Directors who do not qualify as disinterested Directors may participate; or
(g)    by the shareholders, but shares owned by or voted under the control of a Director who at the time does not qualify as a disinterested Director may not be voted on the determination.

Section 5.    Notification and Defense of Claim; Settlements.
(a)    In addition to and without limiting the foregoing provisions of this Article VII and except to the extent otherwise required by law, it shall be a condition of the corporation’s obligation to indemnify under Section 2 of this Article (in addition to any other condition provided in these By-Laws or by law) that the person asserting, or proposing to assert, the right to be indemnified, must notify the corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such person for which indemnity will or could be sought, but the failure to so notify shall not affect the corporation’s obligation to indemnify except to the extent the corporation is adversely affected thereby. With respect to any proceeding of which the corporation is so notified, the corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to such person. After notice from the corporation to such person of its election so to assume such defense, the corporation shall not be liable to such person for any legal or other expenses subsequently incurred by such person in connection with such action, suit, proceeding or investigation other than as provided below in this subsection (a). Such person shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof shall be at the expense of such person unless (i) the employment of counsel by such person has been authorized by the corporation, (ii) counsel to such person shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the corporation and such person in the conduct of the defense of such action, suit, proceeding or investigation, or (iii) the corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for such person shall be at the expense of the corporation, except as otherwise expressly provided by this Article. The corporation shall not be entitled, without the consent of such person, to assume the defense of any claim brought by or in the right of the corporation or as to which counsel for such person shall have reasonably made the conclusion provided for in clause (ii) above.
(b)    The corporation shall not be required to indemnify such person under this Article for any amounts paid in settlement of any proceeding unless authorized in the same manner as the determination that indemnification is permissible under Section 4 of this Article VII, except that if there are fewer than two disinterested Directors, authorization of indemnification shall be made by the Board of Directors, in which authorization Directors who do not qualify as disinterested Directors may participate. The corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on such person without such person’s written consent. Neither the corporation nor such person will unreasonably withhold their consent to any proposed settlement.

Section 6.    Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is a Director or officer of the corporation, or who, while a Director or officer of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a Director or officer, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article.
Section 7.    Application of this Article.
(c)    The corporation shall not be obligated to indemnify or advance expenses to a Director or officer of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided.
(d)    This Article shall not limit the corporation’s power to (i) pay or reimburse expenses incurred by a Director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party or (ii) indemnify, advance expenses to or provide or maintain insurance on behalf of an employee or agent.
(e)    The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled.
(f)    Each person who is or becomes a Director or officer shall be deemed to have served or to have continued to serve in such capacity in reliance upon the indemnity provided for in this Article. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and the person who serves as a Director or officer of the corporation at any time while these By-Laws and the relevant provisions of the MBCA are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.
(g)    If the laws of the Commonwealth of Massachusetts are hereafter amended from time to time to increase the scope of permitted indemnification, indemnification hereunder shall be provided to the fullest extent permitted or required by any such amendment.

ARTICLE VIII
Miscellaneous Provisions
Section 1.    Fiscal Year. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the twelve months ending on December 31 of each year.
Section 2.    Seal. The corporation shall have a seal in such form as the Directors may adopt and from time to time alter at their pleasure.
Section 3.    Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its name and on its behalf shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer except as the Directors may generally or in particular cases otherwise direct.
Section 4.    Voting of Securities. Except as the Directors may otherwise direct, the Chairman of the Board, the President, the Chief Financial Officer or the Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.
Section 5.    Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.
Section 6.    Amendments.
(h)    These By-Laws may at any time be amended by the affirmative vote of the holders of a majority of each voting group of the shareholders outstanding and entitled to vote on the matter. If authorized by the Articles of Organization, the Board of Directors may also make, amend or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by virtue of an express provision in the MBCA, the Articles of Organization, or these By-Laws, requires action by the shareholders.
(i)    Not later than the time of giving notice of the meeting of shareholders next following the making, amending or repealing by the Board of Directors of any By-Law, notice stating the substance of the action taken by the Board of Directors shall be given to all shareholders entitled to vote on amending the By-Laws. Any action taken by the Board of Directors with respect to the By-Laws may be amended or repealed by the affirmative vote of the holders of a majority of each voting group entitled to vote on the matter.
(j)    Approval of an amendment to the By-Laws that changes or deletes a quorum or voting requirement for action by shareholders must satisfy both the applicable quorum and voting requirements for action by shareholders with respect to amendment of these By-Laws and also the particular quorum and voting requirements sought to be changed or deleted.